                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
of Tele-Communications International, Inc.:

  We consent to the incorporation by reference in the registration statement on Form S-3 of TCI Communications, Inc. of our report, dated March 24, 1995, relating to the combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of TCI Communications, Inc., dated April 20, 1995, as amended, and to the reference to our firm under the heading "Experts" in the registration statement.

Buenos Aires, Argentina
January 7, 1997

KPMG Finsterbusch Pickenhayn Sibille

/s/ Juan Carlos Pickenhayn
Juan Carlos Pickenhayn
Partner